UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2026

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street, Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2026, MicroVision, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) for the exchange of senior secured convertible notes due 2026 for senior secured convertible notes due 2028 (the “Exchanged Note”) and the purchase of senior secured convertible notes due 2028 (the “New Note” and together with the Exchanged Note, the “Convertible Notes”) with an institutional investor (the “Holder”). The aggregate principal amount for the Convertible Notes is $43 million (the “Principal Amount”). The Convertible Notes bear zero coupon and mature on March 1, 2028. The Convertible Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and are secured by a first priority perfected security interest in all bank and securities accounts, now owned and later created or acquired, of the Company and its subsidiaries. The transactions pursuant to the Purchase Agreement were completed and the Convertible Notes were issued on February 23, 2026.

The Holder will have the option to partially redeem the Convertible Notes (a “Partial Redemption Payment”) on the date of issuance of the Convertible Notes and on the first day of each month beginning April 1, 2026 and ending on March 1, 2028.

The Convertible Notes will be optionally convertible by the Holder, subject to certain limitations as described below. If the Holder elects to convert the Convertible Notes (including with respect to the Principal Amount underlying the Partial Redemption Payments), the initial conversion price will be an amount equal to $0.8819, which is equal to one hundred ten percent (110%) of the last reported sale price on February 23, 2026, subject to customary anti-dilution adjustments.

If the issuance of Common Stock pursuant to the Convertible Notes requires approval by the Company’s stockholders to satisfy Nasdaq Listing Rule 5635(d)(2), until the requisite stockholder approval is obtained, in no event will the number of shares of Common Stock issuable upon conversion or otherwise pursuant to the Convertible Notes, including (for the avoidance of doubt) any portion constituting a Partial Redemption Payment exceed 61,315,970 shares in the aggregate.

The conversion of the Convertible Notes is subject to certain conditions, including that the shares are freely tradeable, the Holder is not in possession of material non-public information, no pending, proposed or intended fundamental change of the Company has occurred that has not been abandoned, terminated or consummated, the Holder remains within the Beneficial Ownership Limitation (as defined below), no event of default has occurred that has not been waived and no default has occurred and is continuing which has not been waived.

Subject to certain conditions, the Company can require the Holder to convert the Convertible Notes (a “Forced Conversion”) at any time if, for the immediately preceding 20 consecutive VWAP Trading Days (as defined in the Convertible Notes), the stock price has closed above $2.00 per share of Common Stock on The Nasdaq Stock Market and certain conditions are satisfied on each of the 20 consecutive VWAP Trading Days. The conversion rate for a Forced Conversion will be the same as the conversion rate which would then be applicable for an optional conversion by the Holder.

The Convertible Notes may not be converted into shares of Common Stock if such conversion would result in the Holder and its affiliates beneficially owning an aggregate of in excess of 4.99% of the then-outstanding shares of Common Stock, provided that upon 61 days’ notice, such ownership limitation may be adjusted by the Holder, but in any case, to no greater than 9.99% (the “Beneficial Ownership Limitation”).

The Convertible Notes provide for certain events of default, such as the Company failing to make timely payments under the Convertible Notes and failing to timely comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Purchase Agreement and Convertible Notes also contain customary affirmative and negative covenants, including limitations on incurring additional indebtedness, the creation of additional liens on the Company’s assets, and entering into investments, as well as a minimum liquidity requirement of the greater of $21.5 million and one hundred ten percent (110%) of the then-outstanding aggregate Principal Amount of all Convertible Notes then-outstanding, and a cash burn requirement (on the last calendar date of each calendar month beginning with the calendar month ending February 28, 2026 (each, a “Cash Burn Measurement Date”), the Company’s Available Cash (as defined in the Convertible Notes) on the Cash Burn Measurement Date shall be greater than or equal to (i) the Company’s cash and cash equivalents on the Cash Burn Reference Date (as defined in the Convertible Notes), less (ii) $25 million).

Pursuant to the Purchase Agreement, the Company has agreed to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) within the earlier of (i) 15 days after the Company files pro forma and audited historical financial statements in connection with its acquisition of certain assets from Luminar Technologies, Inc. (“Luminar”) pursuant to that certain Asset Purchase Agreement, dated January 26, 2026 by and between the Company and Luminar and (ii) 75 days following the Closing Date with respect to the Convertible Notes (as defined in the Purchase Agreement), a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Convertible Notes, and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable, and in any event within 30 days of filing the registration statement (or 60 days if reviewed and commented on by the SEC). Additionally, the Company has agreed to prepare and file a proxy statement with the SEC to seek stockholder approval at its next annual meeting of stockholders following the Closing Date (but in any event prior to June 30, 2026) to obtain the Requisite Stockholder Approval (as defined in the Convertible Notes) contemplated by Nasdaq Listing Rule 5635(d).

The description of the Purchase Agreement and Convertible Notes above is not complete and is qualified in its entirety by the full text of the Purchase Agreement and the form of Convertible Notes, filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement, the issuance of the Convertible Notes, and the underlying shares of Common Stock is incorporated herein by reference. The Convertible Notes and underlying shares of Common Stock have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and similar exemptions under applicable state laws. Pursuant to that certain Engagement Letter between the Company and WestPark Capital, Inc. as placement agent, the placement agent shall receive cash fee of $426,500 in the transactions pursuant to the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

On February 24, 2026, the Company issued a press release announcing the Purchase Agreement and Convertible Notes described in Item 1.01. A copy of the press release is filed as Exhibits 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1*	Securities Purchase and Exchange Agreement.
Exhibit 10.2	Form of Senior Secured Convertible Note.
Exhibit 99.1	Press Release, dated February 24, 2026.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted schedules to the SEC upon its request. Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the Exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MicroVision, Inc.

Date: February 24, 2026	By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary